As filed with the Securities and Exchange Commission on August 14, 2000

                                                        Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                         THE FIRST AMERICAN CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


            CALIFORNIA                                    95-1068610
   (State or Other Jurisdiction                        (I.R.S. Employer
 of Incorporation or Organization)                  Identification Number)
                              1 FIRST AMERICAN WAY
                        SANTA ANA, CALIFORNIA 92707-5913
                                 (714) 800-3000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


            MARK R ARNESEN, ESQ.                        With Copy to:
                  SECRETARY                           NEIL W. RUST, ESQ.
            1 FIRST AMERICAN WAY                       WHITE & CASE LLP
      SANTA ANA, CALIFORNIA 92707-5913              633 WEST FIFTH STREET
               (714) 800-3000                   LOS ANGELES, CALIFORNIA 90071
(Name, Address, Including Zip Code, and                (213) 620-7700
Telephone Number, Including Area Code,
         of Agent For Service)

              Approximate date of commencement of proposed sale to
           the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [__]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


                         CALCULATION OF REGISTRATION FEE

=========================== ===================== ======================= ===================== =====================


  TITLE OF EACH CLASS OF                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
     SECURITIES TO BE           AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
        REGISTERED               REGISTERED              UNIT(1)                PRICE (1)         REGISTRATION FEE
--------------------------  --------------------- ----------------------- --------------------- ---------------------

       Senior Notes             $200,000,000               100%               $200,000,000            $52,800
=========================== ===================== ======================= ===================== =====================

(1)     Estimated solely for purpose of calculating the registration fee.

================================================================================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 14, 2000.

[OBJECT OMITTED]
PROSPECTUS

                                                         [GRAPHIC OMITTED]
                THE
                FIRST AMERICAN
                CORPORATION


                           ----------------------------
                                  $200,000,000

                                  SENIOR NOTES
                           ----------------------------

         The First American Corporation (formerly known as The First American Financial Corporation) provides business information and related products and services to mortgage lenders and other real estate-related businesses. The Company also has a consumer information and services division.

         We intend to offer from time to time in one or more series up to an aggregate $200,000,000 principal amount of notes, debentures or other types of senior unsecured debt securities known as senior notes. When we offer a particular series of senior notes, we will prepare a supplement to this prospectus setting forth the particular terms of the offered series of senior notes, including the principal amounts, prices, net proceeds to our company, underwriting discounts and commissions, if any, and other terms. You should read this prospectus and every supplement carefully before making an investment decision.

         We do not currently intend to apply for listing of the senior notes on any securities exchange or quotation system. If we decide to list any of the senior notes on a securities exchange or quotation system, the supplements to this prospectus will identify the securities exchange or quotation system and the date we expect trading to begin.

         The senior notes are unsecured and will rank equally with our other unsecured and unsubordinated indebtedness, including, without limitation, an aggregate principal amount of $100,000,000 7.55% senior debentures due 2028 which are presently outstanding, but will be effectively subordinate to the indebtedness of our subsidiaries.

         We may offer the senior notes directly or through one or more underwriters, agents or dealers. Each prospectus supplement will provide the names of the underwriters, agents or dealers and the terms of the plan of distribution relating to the relevant series of senior notes. See "Plan of Distribution" beginning on page [ ] for more information on this topic.

                           ----------------------------

        YOU SHOULD READ CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 3
             BEFORE DECIDING WHETHER TO INVEST IN THE SENIOR NOTES.
                           ----------------------------


================================================================================
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
================================================================================


                     THIS PROSPECTUS IS DATED [_____], 2000.

          The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       WHERE YOU CAN FIND MORE INFORMATION

         ABOUT THIS PROSPECTUS

         This prospectus and each prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under the shelf process, we may sell the senior notes in one or more offerings up to a total aggregate amount of $200,000,000. This prospectus provides only a general description of the senior notes. Each time we offer and sell a series of senior notes, we will provide a prospectus supplement containing specific information about that series and the related offering. It is important for you to analyze the information in this prospectus, every prospectus supplement pertaining to the series you are considering investing in, and additional information described under the sub-heading "Documents Incorporated By Reference" below prior to making your investment decision.

         We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at:

     o public reference rooms maintained by the SEC in Washington, D.C. (450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549); New York, New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330.

     o    the SEC website located at www.sec.gov.

     o the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, 10005.

         This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. Neither this prospectus nor any prospectus supplement contains all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information concerning our company and the senior notes, you should read the entire registration statement. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

         You should rely only on information provided in this prospectus, any prospectus supplement, the information incorporated by reference and the other parts of the registration statement. We have not authorized any person to disseminate any information or to make any representations other than those contained or incorporated by reference in this prospectus or any supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any supplement, nor any sale hereunder or thereunder, shall, under any circumstances, create any implication that there has been no change in our affairs or business since the date of this prospectus or any supplement or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information.

         Unless the context requires otherwise, whenever a reference is made in this prospectus or any supplement to the "company" or to "us," "we" or "our," such reference is to The First American Corporation only and not its subsidiaries.

         DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" certain information in documents we file with them, which means that we can include important information in this prospectus or any supplement by referring the reader to those documents. We incorporate by reference all of the following documents:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     o Our Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2000; and

     o Our Current Reports on Form 8-K filed with the SEC on January 18, 2000; February 18, 2000; June 12, 2000; August 3, 2000, on which two Current Reports were filed; and August 4, 2000.

         We also incorporate by reference all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, known as the Exchange Act, subsequent to the date of this prospectus but prior to the termination of any offering of securities made by this prospectus. Any statement contained in this prospectus or any supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         We are not required to furnish annual and quarterly reports to holders of the senior notes. We will provide at no cost to each holder, including any beneficial owner of senior notes, to whom this prospectus or any supplement is delivered, a copy of such reports and any or all of the information that has been incorporated by reference but not delivered with this prospectus or any supplement. Please direct your oral or written request to Mr. Mark R Arnesen, Esq., Secretary, at our principal executive offices located at:

                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000

         SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

         We make statements in this prospectus, each prospectus supplement and the documents we incorporate by reference that are considered "forward-looking statements" within the meaning of the Securities Act and the Exchange Act. Forward-looking statements can be identified through the use of such words as "believe," "expect," "anticipate," "project," "potential," "plan," "should," "will," "estimate," "may" and other similar words. We intend these forward-looking statements to be covered by the safe harbor provisions of the Securities Act and the Exchange Act.

         You should be aware that forward-looking statements are based on our management's expectations regarding our future economic performance and take into account only the information currently available at the time made. These statements are not guarantees of future performance. Except for historical information contained in this prospectus, any supplement and in the documents incorporated by reference, the matters discussed herein and therein contain forward-looking statements that involve risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including, without limitation, the effect of economic conditions, interest rates, market demand, competition and other risks. These risks, uncertainties and factors include, among other things:

     o    The effect of interest rate fluctuations;

     o    changes in the performance of the real estate markets;

     o    the effect of changing economic conditions;

     o    general volatility in the capital markets;

     o    the demand for and the acceptance of the company's products;

     o    changes in applicable government regulations;

     o    continued consolidation among the company's significant customers;

     o    consolidation among significant competitors;

     o the impact of the legal proceedings commenced by the California attorney general and related litigation;

     o    the continued ability to identify businesses to be acquired; and

     o changes in the company's ability to integrate businesses which it acquires.

         Our actual results, performance or achievement could differ materially from those expressed in, or implied by, any forward-looking statements, and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do, what impact they will have on the results of operations or financial condition of the company.

         Given these uncertainties, you should not unduly rely on these forward-looking statements.

                         The First American Corporation
                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000
                                 www.firstam.com

                               PROSPECTUS SUMMARY

         The following summary does not contain all of the information that may be important to you. You should read this entire prospectus, each prospectus supplement, and the documents, financial statements and other information incorporated by reference in this prospectus and each supplement prior to making an investment decision with respect to the senior notes.

OUR COMPANY

         We are a leading provider of business information and related products and services. Originally organized in 1894 as a local title abstract company in Orange County, California, we expanded into a national title insurance underwriter beginning in 1924. In 1986, we began a diversification program by acquiring and developing business information companies closely related to the real estate transfer and closing process. In 1998, we expanded our diversification program to include business information companies outside of the real estate transfer and closing process. The following is a list of our business segments and the major products and services which we now offer through our subsidiaries:


TITLE INSURANCE & SERVICES           REAL ESTATE INFORMATION & SERVICES         CONSUMER INFORMATION & SERVICES


o Residential Title Insurance        -Mortgage Information Services             -Consumer Information

o National/Commercial Title           o  Credit Reporting and Information        o Specialized Credit Reporting
     Insurance                            Management
                                                                                 o Pre-Employment Screening
o Subdivision Title Insurance         o Flood Determination and Compliance
                                                                                 o Resident Screening
o Lender Services                     o Residential and Commercial Real
                                          Estate Tax Reporting                   o  Sub-Prime Consumer Information
o Title and Escrow Systems
                                      o Tax Valuation Services                   o  Vehicle Information and
o 1031 Tax-Deferred Exchange                                                         Insurance Tracking
     Services                         o Default Management Services

o Equity Loan Services                o Mortgage Document Services              -Consumer Services

o Aircraft and Vessel Title           o Mortgage Origination Software Systems    o Property and Casualty Insurance
     Insurance
                                      o Mortgage Servicing Software Systems      o Home Warranty

                                      o Field Inspections                        o Home Comparable Reports

                                                                                 o Consumer Credit reports
                                     -Database Information Services
                                                                                 o Investment Services
                                     o Title Plant and Document Imaging
                                          Services                               o Banking Services

                                     o Appraisal and Property Valuation          o Trust Services

                                     o Database Management Services and
                                          Document Imaging

                                     o Property Information and Map Image
                                          Products


THE OFFERING

Issuer........................The  First  American  Corporation,   a  California
                              corporation.

Securities Offered............Senior Notes.

Aggregate Principal Amount....Up to $200,000,000.

Interest Payment Dates........To be determined.

Maturity Date.................To be determined.

Redemption....................To be determined.

Ranking.......................The  senior   notes  are  our  general   unsecured
                              obligations which rank equally to all existing or future indebtedness that is not by its terms expressly subordinated to the senior notes. The senior notes will rank equally with $100,000,000 aggregate principal amount of 7.55% senior debentures due 2028. The senior notes are unsecured, but will be effectively subordinate to the indebtedness of our subsidiaries.

Redemption....................To be determined.

Use of Proceeds...............The net  proceeds  from  the  sale  of the  senior notes will be used for acquisitions and general corporate purposes. See "Use of Proceeds" beginning on page 4.

        FOR ADDITIONAL INFORMATION REGARDING THE SENIOR NOTES, INCLUDING CERTAIN DEFINITIONS, SEE "DESCRIPTION OF THE SENIOR NOTES" AND READ EACH PROSPECTUS SUPPLEMENT.



                                  RISK FACTORS

         In addition to the other information contained in this prospectus and any supplement, potential investors should consider carefully the following risk factors before making an investment in the senior notes.

THE STATUS OF THE FIRST AMERICAN CORPORATION AS A HOLDING COMPANY WITH NO DIRECT OPERATIONS COULD ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE SENIOR NOTES

         The First American Corporation is a holding company that transacts substantially all of its business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on the senior notes, the senior debentures and our other debt will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Payment of dividends and advances and repayments from certain of our operating subsidiaries are regulated by state insurance laws and regulatory restrictions, including minimum solvency and liquidity thresholds. In addition, the right of our company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of our company as a creditor of such subsidiary may be recognized as such. Therefore, the senior notes will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries and holders of the senior notes should look only to the assets of our company for payments on the senior notes. As of June 30, 2000, our subsidiaries had liabilities and obligations of approximately $62.1 million net of inter-company indebtedness. Accordingly, our operating subsidiaries may not be able to pay dividends or advance or repay funds to us in the future, which could prevent us from paying distributions and making payments on our debt securities.

OUR REVENUES MAY DECLINE DURING PERIODS WHEN THE REAL ESTATE MARKET DECLINES

         Substantially all of the revenues for our title insurance and real estate information segments result from the re-sale and refinancing of residential real estate and, to a lesser extent, from commercial transactions and the construction of new housing. Accordingly, our revenues decrease as the number of these real estate transactions decreases. We have found from our operating history that the number of these real estate transactions decreases in the following situations.

         o        When interest rates are high;

         o        When the mortgage fund supply is limited; and

         o        When the United States economy is weak.

         We believe that this trend will recur from time to time. While we are continuing to diversify our operations to provide for business and consumer information products outside of the real estate related markets, there can be no assurance that such diversification efforts will be successful.

AN ABSENCE OF A PUBLIC MARKET FOR THE SENIOR NOTES MAY ADVERSELY IMPACT THE RESALE PRICE OF THE SENIOR NOTES AND MAKE IT DIFFICULT FOR HOLDERS TO LIQUIDATE HOLDINGS IN A TIMELY MANNER

         Prior to this offering there has been no public market for the senior notes, and there can be no assurance that such a market will develop. We do not presently intend to apply for listing of the senior notes on any securities exchange or authorization for quotation on the National Association of Securities Dealers Inc. Automated Quotation System. The underwriters of an offering of senior notes may make a market in the senior notes, as permitted by applicable laws and regulations. However, the underwriters would not be obligated to make a market in the senior notes, and any market-making activity with respect to the senior notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the senior notes or as to the liquidity of or the trading market for the senior notes. If an active public market does not develop, the market price and liquidity of the senior notes may be adversely affected.

OUR EARNINGS MAY BE REDUCED IF ACQUISITION PROJECTIONS ARE INACCURATE

         Our earnings have benefited in large part because of our acquisition and integration of non-title insurance businesses. These businesses generally have higher margins than our title insurance businesses. The success or failure of each of these acquisitions has depended in large measure upon the accuracy of our projections and our ability to integrate the acquired companies into our company. Our projections are not always accurate. Inaccurate projections have historically led to lower than expected earnings.

CURRENT LEGAL PROCEEDINGS MAY HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS

         On May 19, 1999, The People of the State of California, by the Attorney General of the State of California, filed a class action suit in the Sacramento Superior Court. The action seeks to certify as a class of defendants all "title insurers," all "underwritten title companies" and all "controlled escrow companies" (as those terms are defined in the California Insurance Code) and all "independent escrow companies" (as the term is defined in the California Financial Code) doing business in the State of California from 1970 to the present who (i) hold dormant, unclaimed escrow funds; (ii) charged California home buyers and other escrow customers $10.00 or more for delivery services or administrative fees; (iii) charged California home buyers and other escrow customers reconveyance fees and/or (iv) earned interest (or its equivalent) from financial institutions and on customers' deposited escrow funds. The plaintiffs allege that the defendants unlawfully (i) failed to escheat unclaimed property to the Controller of the State of California on a timely basis; (ii) charged California homebuyers and other escrow customers fees for services that were never performed or which cost less than the amount charged; and (iii) devised and carried out schemes with financial institutions to receive interest, or monies in lieu of interest, on escrow funds deposited by defendants with financial institutions in demand deposits. Subsequent to the filing of the action by the State of California, two private class actions were served against the title insurance industry in California. The allegations in the complaints include some, but not all, of the allegations contained in the complaint filed by the State of California. The private class actions were stayed by court orders pending settlement negotiations relating to the class action filed by the State of California. The Company has entered into a series of negotiations with the Attorney General's office to discuss possible settlement of the claims made by the State of California. The Company does not believe that the ultimate resolution of these actions will have a materially adverse effect on its financial condition or results of operations.

         While we do not believe that the ultimate resolution of these actions will have a materially adverse effect on our financial condition or results of operations, there can be no assurance that we will obtain a favorable result.

CHANGES IN GOVERNMENT REGULATION COULD PROHIBIT OR LIMIT OUR OPERATIONS

         Our title insurance, property and casualty insurance, home warranty, thrift, credit reporting, trust and investment businesses are regulated by various governmental agencies. Many of our other businesses operate within statutory  guidelines.  Changes  in the  applicable  regulatory  environment  or statutory guidelines could prohibit or restrict our existing or future operations. Such restrictions may adversely affect our financial performance.

OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED IF WE LOSE THE SERVICES OF KEY PERSONNEL

         Our success is dependent upon the continued services of our senior management, particularly our President, Parker S. Kennedy, our Chairman, D.P. Kennedy, and our Executive Vice President and Chief Financial Officer, Thomas A. Klemens. The loss of the services of any of these individuals could have a material adverse effect on the our financial position and results of operations. Our success also depends on its ability to attract and retain other highly qualified managerial personnel.


                                 USE OF PROCEEDS

         The net proceeds from the sale of the senior notes will be used to finance acquisitions of businesses that we believe compliment our three primary business segments and for general corporate purposes, subject to applicable regulatory requirements. While we are currently conducting a diversification program which includes acquisitions, there are no present understandings, commitments or agreements with respect to any acquisition of a business or assets which we plan to use the proceeds of this offering to finance.

         Pending such uses, some portion of the proceeds may be invested in short-term marketable securities or short-term interest bearing obligations. The remainder of the proceeds, if any, will be added to our general funds.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our consolidated ratio of earnings to fixed charges is set forth below for each of the periods indicated:



                                              Year Ended December 31,                   Six
                                                                                       Months
                                                                                        Ended
                                                                                      June 30,
------------------------------- ---------- ---------- ---------- ---------- --------- ----------
                                  1995       1996       1997       1998       1999      2000
                                  ----       ----       ----       ----       ----      ----
------------------------------- ---------- ---------- ---------- ---------- --------- ----------


Earnings to Fixed Charges         1.81       5.80       5.25       9.95       4.59      2.92


         For purposes of computing the ratio of earnings to fixed charges, earnings represent net income plus applicable income taxes, minority interest and fixed charges. Fixed charges represent interest expense, capitalized interest and the interest factor of rent expense.


                         DESCRIPTION OF THE SENIOR NOTES

GENERAL

         The senior notes will be issued from time to time in one or more series in fully registered form under the indenture between our company and [_____________]. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture does not contain all of the terms which are important to your investment decision. Each series of senior notes will be issued pursuant to a supplement to the indenture as well as a supplement to this prospectus, each of which will contain a description of the particular terms of the senior notes offered for sale. Among other things, the following terms will be described in the indenture and prospectus supplements:

     o designation and total principal amount, including limits on the principal amount, if any;

     o the person to whom any interest on the senior notes shall be payable, if other than the person in whose name the senior notes are registered at the close of business on the record date for payment of interest;

     o percentage of principal amount at which the senior notes will be issued;

     o    maturity date;

     o    interest rates per annum and original issue discount, if any;

     o payment dates for interest and principal and the provisions for the accrual of interest;

     o any changes or additions to events of default under the indenture or changes or additions to our covenants under the indenture;

     o    provisions for any sinking, purchase or other comparable fund;

     o    terms of optional and mandatory redemption;

     o designation of the place where registered holders of senior notes may be paid, or may transfer or redeem senior notes; and

     o    any other specific terms applicable to the senior notes.

         You should read the indenture, each indenture supplement and each prospectus supplement in order to understand the terms of the senior notes.


RANKING

         The senior notes will be unsecured and will rank senior to all of our existing or future indebtedness that is by its terms expressly subordinated to the senior notes. The senior notes will rank equally with all of our other indebtedness, including $100,000,000 of 7.55% senior debentures maturing 2028. The senior notes will be effectively subordinated to all existing and future liabilities and obligations of our subsidiaries and holders of the senior notes should look only to the assets of our company for payments on the senior notes. As of June 30, 2000, our subsidiaries had liabilities and obligations of approximately $62.1 million net of inter-company indebtedness.

BOOK-ENTRY SYSTEM

         The senior notes may be issued in book-entry form or in registered form. The following discussion pertains to senior notes which are issued in book-entry form only.

         One or more global senior notes would be issued to DTC, the Depository Trust Company, or its nominee. DTC would keep a computerized record of its participants (for example, your broker) whose clients have purchased beneficial interests in the senior notes. The participant would then keep a record of its clients who purchased the beneficial interests in the senior notes. A global senior note may not be transferred, except that DTC, its nominees and their successors may transfer an entire global senior note to one another.

         Under book-entry only, we will not issue certificates to individual holders of the senior notes. Beneficial interests in global senior notes will be shown on, and transfers of global senior notes will be made through, records maintained by DTC and its participants. DTC has advised us that it is:

     o    a  limited-purpose  trust company organized under the New York Banking
          Law;

     o    a "banking  organization"  within the meaning of the New York  Banking
          Law;

     o    a member of the Federal Reserve System; and

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code.

         DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

         DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         We will wire principal and interest payments to DTC's nominee. We and the trustee will treat DTC's nominee as the record owner of the global senior notes for all purposes. Accordingly, we and the trustee will have no direct responsibility or liability to pay any amounts due on the senior notes to owners of beneficial interests in global senior notes.

         We have been informed that it is DTC's practice, upon receipt of any payment of principal or interest, to credit the direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global senior notes as shown on DTC's records as of the record date for such payments. In addition, we understand it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in global senior notes, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests in global senior notes, as is the case with securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the participants and not of DTC, the trustee or us.

         A global senior note may not be transferred except in whole by DTC to a nominee of DTC. A global senior note is exchangeable for senior notes only if:

     o DTC notifies us that it is unwilling or unable to continue as a depository for such global senior note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

     o we deliver to the trustee a notice that the global senior note shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable; or

     o there shall have occurred and be continuing an event of default (defined below) or an event which, with the giving of notice or lapse of time or both, would constitute an event of default (defined below) with respect to the senior notes represented by such global senior note.

         Any global senior note that is exchangeable for senior notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, senior notes in authorized denominations and registered in such names as the depository holding such global senior note may direct. Subject to the foregoing, the global senior note is not exchangeable, except for a global senior note of like denomination to be registered in the name of the DTC or its nominee. In the event that global senior note becomes exchangeable for senior notes issued in the names of beneficial owners, (i) senior notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the senior notes will be payable, and the transfer of the senior notes will be registrable, at the office or agency of our company maintained for such purposes, and (iii) no service charge will be made for any registration of transfer or exchange of the senior notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

RESTRICTIVE PROVISIONS

         The Indenture uses the following defined terms which are also used in this prospectus:

         "Purchase Money Lien" is (i) a lien upon any capital stock of any Restricted Subsidiary acquired before or after the date of the indenture if such lien is for the purpose of financing the acquisition of the capital stock of such Restricted Subsidiary, and does not exceed the cost to our company or any of our subsidiaries of acquiring the capital stock of such Restricted Subsidiary and such financing is effected concurrently with, or within six months after, the date of such acquisition and (ii) any extension, renewal or refinancing of any such lien described in clause (i) immediately above so long as the principal amount of obligations secured thereby shall not exceed the original principal amount of obligations so secured at the time of any such extension, renewal or refinancing;

         "Restricted Subsidiary" is a subsidiary that is a licensed insurance company having capital and surplus in excess of $2.5 million. On the date hereof, our Restricted Subsidiaries are First American Title and Trust Company, First American Title Insurance Company, First American Home Buyers Protection Corporation, First American Title Insurance Company of New York, First American Title Insurance Company of Oregon, First American Title Insurance Company of Texas and Port Lawrence Title and Trust Company.

         "Total Capitalization," as of any date of determination,  is the sum of
(i) all indebtedness of our company outstanding as of such date, including, without limitation, our junior deferrable interest debentures, our senior unsecured debt securities and all indebtedness under bank credit facilities,
(ii) our consolidated shareholders' equity at the end of the most recently completed fiscal quarter of immediately preceding such date of determination for which financial statements are or are required to be available and (iii) the minority interests in our subsidiaries at the end of the most recently completed fiscal quarter immediately preceding such date of determination for which financial statements are or are required to be available.

         LIMITATION ON LIENS. In general, the indenture does not limit the amount of other securities which we or our subsidiaries may issue. However, the indenture does contain restrictions on our ability to pledge or otherwise subject to any lien on the capital stock of any Restricted Subsidiary which is senior to the senior notes to secure any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness, subject to the following exceptions:

     o    Purchase Money Liens;

     o liens on the capital stock of any Restricted Subsidiary securing indebtedness which at the time of incurrence does not exceed 20% of Total Capitalization; or

     o liens securing indebtedness from our company to any wholly owned Restricted Subsidiary or from any wholly owned Restricted Subsidiary to our company or its subsidiaries.

         As of June 30, 2000, we had no indebtedness secured by liens on the capital stock of the Restricted Subsidiaries.

         LIMITATION ON CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS. The indenture will not prevent us from consolidating or merging with another company or selling or leasing all or substantially all of our assets. However, the surviving corporation in a merger must be a United States company which expressly assumes our obligations on the senior notes. Similarly, if we were to sell or lease most of our assets to another party, that party must be a United States company which expressly assumes our obligations on the senior notes, and in the case of a lease, the lease must remain in effect so long as any senior notes are outstanding. In addition, no event of default may exist at the time of the merger, sale or lease.

INDENTURE EVENTS OF DEFAULT

         The indenture provides that any one or more of the following described events with respect to the senior notes that has occurred and is continuing constitutes an "event of default" with respect to the senior notes:

     o    failure for 30 days to pay any interest on the senior notes when due;

     o failure to pay any principal on the senior notes when due whether at maturity, upon redemption by declaration or otherwise;

     o failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to our company from the trustee or the holders of at least 25% in aggregate principal amount of outstanding senior notes;

     o    certain events in bankruptcy, insolvency or reorganization;

     o any default or event of default under any indebtedness of our company or any of our subsidiaries, other than indebtedness secured by assets of our company or any of our subsidiaries the terms of which limit the remedies of the holder or holders thereof primarily to the assets so secured, which default or event of default results in at least $25 million of aggregate principal amount of such indebtedness being declared due and payable prior to maturity and such acceleration is not rescinded within 10 days thereafter; or

     o failure by our company or any of our subsidiaries to pay at maturity any indebtedness, other than indebtedness secured by assets of our company or any of our subsidiaries the terms of which limit the remedies of the holder or holders thereof primarily to the assets so secured, in excess of $25 million aggregate principal amount, and such failure shall not have been cured within 10 days thereafter.

         The holders of a majority in aggregate outstanding principal amount of senior notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of senior notes may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of senior notes may annul such declaration and waive the default if the default (other than the non-payment of the principal of senior notes which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee.

         The indenture provide that the trustee may withhold notice to the holders of senior notes of any default, other than a default in the payment of principal of, premium, if any, or interest on senior notes, if the trustee determines in good faith that withholding such notice is in the interests of the holders of the senior notes.

         The holders of a majority in aggregate outstanding principal amount of the senior notes may, on behalf of the holders of all the senior notes, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding senior note. We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the Indenture.

         In case an event of default shall occur and be continuing, the trustee will have the right to declare the principal of and the interest on such senior notes and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such senior notes.

MODIFICATION OF INDENTURE

         The indenture allows us and the trustee to amend, waive or supplement the indenture without the consent of the holders of the senior notes for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially and adversely affect the interests of the holders of senior notes) and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act of 1939, as amended.

         The indenture also contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of outstanding senior notes affected, to modify the indenture in a manner affecting the rights of the holders of such senior notes; provided that no such modification may, without the consent of the holder of each outstanding senior note so affected, (i) change the stated maturity of senior notes held by such holder or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of senior notes the holders of which are required to consent to any such modification of the indenture.

DEFEASANCE AND DISCHARGE

         We may, at any time, discharge any and all obligations in respect of the senior notes (except for certain obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes, maintain paying agencies and hold moneys for payment in trust) if we deposit in trust with the trustee money or U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the senior notes on the dates such payments are due in accordance with the terms of such senior notes. In order for us to so discharge such obligations, we are required to deliver to the trustee an opinion of legal counsel to the effect that the deposit and related defeasance would not cause the holders of senior notes to recognize income, gain or loss for United States federal income tax purposes and such opinion shall be accompanied by a private letter ruling to that effect received by us from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to such effect by the United States Internal Revenue Service.

PAYMENT AND PAYING AGENTS

         Initially, we will act as paying agent with respect to the senior notes. We may at any time may designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent at the place of payment.

         Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of or interest on any senior notes and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us, and the holder of such senior notes shall thereafter look, as a general unsecured creditor, only to us for payment thereof.

GOVERNING LAW

         The indenture and the senior notes will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING TRUSTEE

         The trustee shall have and be subject to all of he duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of senior notes, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured.


                              PLAN OF DISTRIBUTION

         We may use the following methods to sell the senior notes:

          o    through negotiation with one or more underwriters;

          o through one or more agents or dealers designated from time to time;

          o    directly to purchasers; or

          o    through any combination of the above.

         The distribution of the senior notes may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. A prospectus supplement or a supplement thereto will describe the method of distribution of the senior notes of any series. If we use any underwriters in the sale of senior notes, we will enter into an underwriting agreement, distribution agreement or similar agreement with such underwriters prior to the time of sale, and the names of the underwriters used in the transaction will be set forth in the prospectus supplement relating to such sale. If an underwriting agreement is executed, the senior notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless we otherwise indicate in the prospectus supplement, the underwriting or purchase agreement will provide that the underwriter or underwriters are obligated to purchase all of the senior notes offered in the prospectus supplement if any are purchased.

         If any of the senior notes are sold through agents designated by us from time to time, the prospectus supplement relating to such sale will name any such agent, set forth any commissions payable by us to any such agent and the obligations of such agent with respect to the senior notes. Unless otherwise indicated in the prospectus supplement relating to such sale, any such agent will be acting on a best efforts basis for the period of its appointment.

         Certain persons participating in an offering of the senior notes may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the senior notes in the open market.

         The senior notes of any series, when first issued, will have no established trading market. Any underwriters or agents to or through whom senior notes are sold by us for public offering and sale may make a market in such senior notes, but underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any senior notes.

         In connection with the sale of the senior notes, any purchasers, underwriters or agents may receive compensation from us or from purchasers in the form of concessions or commissions. The underwriters will be, and any agents and any dealers participating in the distribution of the senior notes may be, deemed to be underwriters within the meaning of the Securities Act. The agreement between us and any purchasers, underwriters or agents will contain reciprocal covenants of indemnity, and will provide for contribution by us in respect of our indemnity obligations, between us and the purchasers, underwriters, or agents against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.


                                  LEGAL MATTERS

         The validity of the senior notes will be passed upon by White & Case LLP, 633 West Fifth Street, Los Angeles, California 90071, as counsel for the company.


                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                      * * *

=========================================================         =============================================
                 -------------------------
  o    WE HAVE NOT  AUTHORIZED  ANYONE  TO GIVE YOU ANY                       THE
       INFORMATION  THAT DIFFERS  FROM THE  INFORMATION                       FIRST AMERICAN
       IN  THIS   PROSPECTUS.   IF  YOU   RECEIVE   ANY                       CORPORATION
       DIFFERENT  INFORMATION,  YOU  SHOULD NOT RELY ON
       IT.                                                                           $200,000,000

  o    THE  DELIVERY  OF  THIS  PROSPECTUS  SHALL  NOT,
       UNDER ANY  CIRCUMSTANCES,  CREATE AN IMPLICATION                              SENIOR NOTES
       THAT   THE   FIRST   AMERICAN   CORPORATION   IS
       OPERATING  UNDER THE SAME CONDITIONS THAT IT WAS
       OPERATING    UNDER   ON   THE   DATE   OF   THIS
       PROSPECTUS.  DO NOT ASSUME THAT THE  INFORMATION
       CONTAINED IN THIS  PROSPECTUS  IS CORRECT AT ANY
       TIME PAST THE DATE INDICATED.

  o    THIS  PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
       SELL,  OR THE  SOLICITATION  OF AN OFFER TO BUY,                            [GRAPHIC OMITTED]
       ANY  SECURITIES  OTHER  THAN THE  SECURITIES  TO
       WHICH IT RELATES.

  o    THIS  PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO                           -----------------------
       SELL,  OR THE  SOLICITATION  OF AN OFFER TO BUY,                                 PROSPECTUS
       THE  SECURITIES  TO  WHICH  IT  RELATES  IN  ANY                           -----------------------
       CIRCUMSTANCES    IN   WHICH    SUCH   OFFER   OR
       SOLICITATION IS UNLAWFUL.



                    -------------------------


               TABLE OF CONTENTS

                                                         PAGE
    Where You Can Find More Information.............
    Prospectus Summary..............................
    Risk Factors....................................                              DATED [________], 2000
    Use Of Proceeds.................................
    Ratio of Earnings to Fixed Charges..............
    Description of the Senior Notes.................
    Plan of Distribution............................
    Legal Matters...................................
    Experts.........................................
  ===================================================             =======================================================


                                     PART II

                     Information Not Required in Prospectus

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated to be as follows:

Securities and Exchange Commission registration fee......................$52,800
Trustee's fees*..........................................................$15,000
Printing expenses*.......................................................$12,000
Legal fees and expenses*.................................................$50,000
Accounting fees and expenses*............................................$25,000
Miscellaneous*............................................................$5,000
Total*..................................................................$159,800
---------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

         The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

         The Restated Articles of Incorporation of the Registrant  provide that:
"The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

         The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

         Each of the Registrant's 1996 Stock Option Plan, 1997 Directors' Stock Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit Sharing and Stock Ownership Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Registrant's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

         The Registrant's Deferred Compensation Plan (for purposes of this paragraph, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

         Each of the Registrant's Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS.

Exhibit
Number                     Description
-------                    -----------

1*                         Form of Underwriting Agreement.

4                          Form of Indenture and form of Senior Note.

5                          Opinion of White & Case LLP regarding validity of the
                           Senior Notes.

12 Statement regarding computation of Ratio of Earnings to Fixed Charges.

23.1                       Consent of PricewaterhouseCoopers LLP.

23.2                       Consent of White & Case LLP (contained in Exhibit 5).

24                         Power of Attorney.

25*                        Form T-1  Statement  of  Eligibility  under the Trust
                           Indenture Act of 1939 of [                ] to act as
                           trustee under the senior notes.


------------
* To be filed with amendment.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (7) For purposes of determining liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on August 14, 2000.

                                          THE FIRST AMERICAN CORPORATION


                                          By:     /s/ Parker S. Kennedy
                                             ----------------------------
                                                  Parker S. Kennedy
                                                      President
                                            (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




         Date:  August 14, 2000           By:     /s/ D.P. Kennedy
                                             ----------------------------
                                              D. P. Kennedy, Chairman
                                               and Director



         Date:  August 14, 2000           By:     /s/ Parker S. Kennedy
                                             ----------------------------
                                              Parker S. Kennedy, President
                                               and Director



         Date:  August 14, 2000           By:     /s/ Thomas A. Klemens
                                             ----------------------------
                                              Thomas A. Klemens, Executive Vice
                                              President, Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Date: August 14, 2000         By:      /s/ George L. Argyros*
                                           -------------------------------------
                                                George L. Argyros, Director


         Date: August 14, 2000         By:      /s/ Gary J. Beban*
                                           -------------------------------------
                                                Gary J. Beban, Director


         Date: August 14, 2000         By:      /s/ J. David Chatham*
                                           -------------------------------------
                                                J. David Chatham, Director


         Date: August 14, 2000         By:      /s/ James L. Doti*
                                           -------------------------------------
                                                James L. Doti, Director


         Date: August 14, 2000         By:      /s/ Lewis W. Douglas, Jr.*
                                           -------------------------------------
                                                Lewis W. Douglas, Jr., Director


         Date: August 14, 2000         By:      /s/ Paul B. Fay, Jr.*
                                           -------------------------------------
                                                Paul B. Fay, Jr., Director


         Date: August 14, 2000         By:      /s/ D. Van Skilling*
                                           -------------------------------------
                                                D. Van Skilling, Director


         Date: August 14, 2000         By:      /s/ Virginia Ueberroth*
                                          --------------------------------------
                                                Virginia Ueberroth, Director


         *By: /s/ Parker S. Kennedy
             ------------------------
               Parker S. Kennedy
               Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION

1*       Form of Underwriting Agreement.

4.1      Form of Indenture and form of Senior Note.

5        Opinion of White & Case LLP regarding validity of the Senior Notes.

12       Statement regarding computation of Ratio of Earnings to Fixed Charges.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of White & Case LLP (contained in Exhibit 5).

24       Power of Attorney.

25*      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939
         of [                ] to act as trustee under the senior notes.


----------
* To be filed with amendment.